Exhibit 4.2
SUPPLEMENTAL INDENTURE NO. 27 (this “Supplemental Indenture”), dated as of August 5, 2026 among B.A.T Capital Corporation, a corporation incorporated in the state of Delaware (the “Company”), as issuer, British American Tobacco p.l.c., a public limited company incorporated under the laws of England and Wales (the “Parent”), B.A.T. International Finance p.l.c., a public limited company incorporated under the laws of England and Wales (“BATIF”), B.A.T. Netherlands Finance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands (“BATNF”), and, until its guarantee is released in accordance with the Base Indenture (if ever), Reynolds American Inc., a North Carolina corporation (“RAI”), as guarantors (the “Guarantors”) and Citibank, N.A., as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of September 6, 2019 (the “Base Indenture”), providing for the issuance from time to time of an unlimited aggregate principal amount of guaranteed debt securities;
WHEREAS, Section 7.01(g) of the Base Indenture provides that without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Base Indenture in order to, among other things, issue an unlimited aggregate principal amount of Notes under the Base Indenture;
WHEREAS, pursuant to Section 7.01(g) of the Base Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture;
WHEREAS, the Company and the Guarantors have taken all necessary corporate action to authorize the execution and delivery of this Supplemental Indenture;
WHEREAS, as contemplated by Section 2.01 of the Base Indenture, the Company intends to issue, and the Guarantors intend to guarantee, a new series of guaranteed debt securities to be known as the Company’s “5.550% Notes due 2036” under the Base Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the 2036 Notes (as defined below) as follows:
ARTICLE I
Definitions and Other Provisions of General Application
SECTION 1.01.    Definitions.
Except as otherwise expressly provided in this Supplemental Indenture, all terms used in this Supplemental Indenture which are defined in the Base Indenture shall have the meanings ascribed to them by the Base Indenture.

SECTION 1.02.    Effect of Headings.
The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 1.03.    Separability Clause.
In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 1.04.    Benefits of Instrument.
Nothing in this Supplemental Indenture expressed, and nothing that may be implied from any of the provisions hereof, is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the 2036 Notes any benefit or any right, remedy or claim under, or by reason of, this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Supplemental Indenture shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the 2036 Notes.
ARTICLE II
5.550% Notes due 2036
SECTION 2.01.    Creation of Series.
There is hereby established a new series of Notes under the Base Indenture entitled “5.550% Notes due 2036” (the “2036 Notes”). The form of the 2036 Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A.
The Company shall issue the 2036 Notes in an aggregate principal amount of $750,000,000. The Company may from time to time, without the consent of the Holders of the 2036 Notes, “reopen” the series of 2036 Notes and create and issue additional Notes having substantially identical terms and conditions as the 2036 Notes (or in all respects except as to issue price and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such Officer’s Certificate or supplemental indenture relating thereto) so that the additional Notes are consolidated and form a single series with the outstanding 2036 Notes.
The 2036 Notes initially shall be represented by one or more 2036 Notes of the same series in registered, global form without interest coupons. The global notes representing the 2036 Notes (collectively, the “2036 Global Notes”) initially shall be (i) registered in the name of the Depository Trust Company (the “Depositary”) or the nominee of such Depositary, in each case
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for credit to an account of a member of, or direct or indirect participant in, the Depositary; and (ii) delivered to Citibank, N.A. as custodian for such Depositary.
(a)    The maturity date of the principal of the 2036 Notes shall be August 5, 2036 (the “Maturity Date”).
(b)    The outstanding principal amount of the 2036 Notes shall accrue interest at a rate equal to 5.550% per annum, as provided in Section 2.03.
(c)    Unless supplemented or superseded in this Supplemental Indenture, the terms of the 2036 Notes, including any Events of Default and covenants of the Company and the Guarantors are consistent with the Base Indenture and set forth therein.
SECTION 2.02.    Guarantee.
Subject to the terms and applicable limitations set forth in the Base Indenture and the form of 2036 Notes, each Guarantor, hereby jointly and severally, fully, unconditionally and irrevocably guarantees the 2036 Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Authentication Agent, and to the Trustee on behalf of such Holder, that (i) the principal of (and premium, if any) and interest on the 2036 Notes will be paid in full when due, whether at the Maturity Date, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of any automatic stay provision of any Bankruptcy Law), together with interest on the overdue principal, if any, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any 2036 Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 9.03 of the Base Indenture.
SECTION 2.03.    Interest.
The 2036 Notes shall bear interest at a rate equal to 5.550% per annum. The 2036 Notes will bear interest from the date of the initial issuance of such 2036 Notes or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrear on February 5 and August 5 of each year (each, an “Interest Payment Date”), commencing on February 5, 2027, until the Maturity Date, unless previously purchased and cancelled or redeemed by the Company, to the person in whose name any Note is registered at the close of business on the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each, a “Record Date”) notwithstanding any transfer or exchange of such 2036 Notes subsequent to the Record Date and prior to such Interest Payment Date, except that, if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, and the applicable grace period shall have expired, such defaulted interest may at the option of the Company be paid to the persons in whose names the outstanding 2036 Notes are registered at the close of business on a subsequent Record Date (which shall not be less than
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five Business Days prior to the date of payment of such defaulted interest) established by notice sent by or on behalf of the Company to the Holders (which term means registered holders) of the 2036 Notes, not less than 15 days preceding such subsequent Record Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or in the case of an incomplete month, the number of days elapsed. If the date on which any interest payment or principal payment is to be made is not a Business Day, such payment will be made on the next day which is a Business Day, without any further interest or other amounts being paid or payable in connection therewith.
SECTION 2.04.    Place of Payment.
The place or places where the principal of, and premium, if any, and interest, if any, and Additional Amounts, if any, on the 2036 Notes shall be payable, the place or places where any 2036 Notes may be surrendered for registration, transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the 2036 Notes may be served are as set forth in the Base Indenture.
SECTION 2.05.    Optional Redemption.
The Company may redeem the 2036 Notes, in whole or in part, at the Company’s option, at any time and from time to time before the Par Call Date (as defined below), at a redemption price equal to the greater of (x) 100% of the principal amount of the 2036 Notes to be redeemed and (y) the sum of the present values of the applicable Remaining Scheduled Payments (as defined below) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Treasury Rate (as defined below) plus 15 basis points, together with accrued and unpaid interest on the principal amount of the 2036 Notes to be redeemed to, but excluding, the Redemption Date.
If the Company elects to redeem the 2036 Notes on or after the Par Call Date, the Company will pay an amount equal to 100% of the principal amount of the 2036 Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.
In connection with such optional redemption the following defined terms apply:
•Par Call Date means May 5, 2036 (three months prior to the Maturity Date of the 2036 Notes).
•Remaining Scheduled Payments means, with respect to each 2036 Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due from and including the related Redemption Date, but for such redemption, to but excluding the Par Call Date; provided, however, that if that Redemption Date is not an Interest Payment Date with respect to such 2036 Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to, but excluding, that Redemption Date.
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•Treasury Rate means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:
1.The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
2.If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call
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Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Notice of any optional redemption will be given in accordance with the Base Indenture at least 10 days but not more than 60 days before the Redemption Date to each Holder of the 2036 Notes to be redeemed. Any redemption may, at the Company’s sole discretion, be subject to the satisfaction of one or more conditions precedent. In the event of a conditional redemption, the notice of conditional redemption shall reflect and specify the conditions to the redemption. Once the notice of redemption is delivered, Notes called for redemption shall, subject to the satisfaction of any applicable conditions, become irrevocably due and payable on the Redemption Date.
If less than all the 2036 Notes are to be redeemed pursuant to this Section 2.05, in the case of a redemption at the Company’s option, the 2036 Notes to be redeemed shall be selected in accordance with applicable procedures of the Depositary.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error, and the Trustee and any agent shall be entitled to rely on such calculation.
SECTION 2.06.    Redemption for Tax Reasons.
The ability of the Company to redeem the 2036 Notes due to a Change in Tax Law is as set forth in the Base Indenture.
SECTION 2.07.    Additional Amounts.
Except as set forth below, the applicability of payments of Additional Amounts under the 2036 Notes is as set forth in the Base Indenture. The Company is not required to pay Additional Amounts, except to the extent described in Section 4.08 of the Base Indenture.
In addition to the exceptions and limitations described in the Base Indenture, no Guarantor shall be required to pay any Additional Amounts for or on account of any taxes imposed or to be withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).
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ARTICLE III
Miscellaneous Provisions
SECTION 3.01.    Effectiveness. This Supplemental Indenture will become effective upon its execution and delivery.
SECTION 3.02.    Original Issue. The 2036 Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered by the Company to the Trustee, as Authentication Agent, for authentication, and the Authentication Agent shall, upon Company order, authenticate and deliver such 2036 Notes as in such Company order provided.
SECTION 3.03.    Ratification and Integral Part. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture will be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.
SECTION 3.04.    Priority. This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture with respect to the 2036 Notes to the extent the Base Indenture is inconsistent herewith.
SECTION 3.05.    Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Supplemental Indenture, by the Company and the Guarantors will bind their respective successors and assigns, whether so expressed or not.
SECTION 3.06.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE) WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 3.07.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Any electronic signature hereof shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic
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Transactions Act. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the Company)), in English. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
SECTION 3.08.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

B.A.T CAPITAL CORPORATION

by:	/s/ Steven Coppock
Name: Steven Coppock
Title: Treasurer

BRITISH AMERICAN TOBACCO P.L.C.

by:	/s/ Tadeu Marroco
Name: Tadeu Marroco
Title: Chief Executive

B.A.T. INTERNATIONAL FINANCE P.L.C.

by:	/s/ Daniel Wong
Name: Daniel Wong
Title: Director

B.A.T. NETHERLANDS FINANCE B.V.

by:	/s/ Hendrik Lina
	Name:	Hendrik Lina
	Title:	Director

by:	/s/ Judith Bollen
	Name:	Judith Bollen
	Title:	Director

REYNOLDS AMERICAN INC.

by:	/s/ Anthony B. Petitt
	Name:	Anthony B. Petitt
	Title:	Treasurer

CITIBANK, N.A.,
as Trustee

by:	/s/ Peter Lopez
	Name:	Peter Lopez
	Title:	Senior Trust Officer
[Signature Page to Supplemental Indenture No. 27]

EXHIBIT A
CUSIP No. [●]
B.A.T CAPITAL CORPORATION

No. [●]	$[●]
5.550% NOTE DUE 2036
B.A.T    Capital Corporation, a corporation incorporated in the state of Delaware (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of $[●], on August 5, 2036.
Interest Payment Dates: February 5 and August 5, commencing on February 5, 2027.
Record Dates: at the close of business on the 15th calendar day that precedes the related Interest Payment Date, whether or not such day is a Business Day.
Reference is made to the further provisions of this 2036 Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this 2036 Note to be signed manually or by facsimile by one of its duly authorized officers.

B.A.T CAPITAL CORPORATION

By:
Name:
Title:

Certificate of Authentication
This is one of the 5.550% Notes due 2036 referred to in the within-mentioned Supplemental Indenture No. 27.

CITIBANK, N.A., as Authentication Agent

By:
Authorized Signatory

Dated:

B.A.T CAPITAL CORPORATION
5.550% NOTE DUE 2036
(1)    Interest. B.A.T Capital Corporation, a corporation incorporated in the state of Delaware, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 5.550% per annum. Interest on the 5.550% Notes due 2036 (the “2036 Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including August 5, 2026, to but excluding the date on which interest is paid. Interest shall be payable in arrear on each February 5 and August 5, commencing on February 5, 2027. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. The Company shall pay interest on overdue principal (to the full extent permitted by law) at the rate borne by the 2036 Notes.
(2)    Method of Payment. The Company will pay interest to those persons in whose name a 2036 Note is registered on the 2036 Note register at the close of business on the 15th calendar day that precedes each Interest Payment Date, whether or not such day is a Business Day. Interest on the 2036 Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. If the date on which any interest payment or principal payment is to be made is not a Business Day, such payment will be made on the next day which is a Business Day, without any further interest or other amounts being paid or payable in connection therewith.
(3)    Paying Agent, Transfer Agent and Registrar. Initially, Citibank, N.A. (the “Agent”) will act as a Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice to the Holders of the 2036 Notes. The Company or any of its subsidiaries may act as Paying Agent, Transfer Agent or Registrar.
(4)    Indenture. The Company issued the 2036 Notes under an indenture dated as of September 6, 2019 (the “Indenture”) and a supplemental indenture dated as of August 5, 2026 (the “Supplemental Indenture No. 27”), in each case among the Company, the Guarantors, the Trustee and the Agent. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the 2036 Notes include those stated in the Indenture and the Supplemental Indenture No. 27. The 2036 Notes are subject to all such terms, and Holders of the 2036 Notes are referred to the Indenture and the Supplemental Indenture No. 27 for a statement of them. Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture or the Supplemental Indenture No. 27 (as applicable).
(5)    Optional Redemption. At any time and from time to time before the Par Call Date, the Company may redeem the 2036 Notes, in whole or in part, at the Company’s option, upon not less than 10 nor more than 60 days’ prior notice, at a price equal to the greater of:
(1)    100% of the aggregate principal amount of any 2036 Notes being redeemed, and

(2)    the sum of the present values of the applicable Remaining Scheduled Payments discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Treasury Rate, plus 15 basis points, together with, in each case, accrued and unpaid interest on the principal amount of the 2036 Notes to be redeemed to, but excluding, the Redemption Date.
On or after the Par Call Date of the 2036 Notes, the 2036 Notes will be redeemable in whole at any time or in part, from time to time, at the Company’s option, upon at least 10 days’ but no more than 60 days’ prior notice, at a price equal to 100% of the principal amount of the 2036 Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.
The 2036 Notes are also redeemable by the Company, in whole but not in part, at 100% of the principal amount of the 2036 Notes plus any accrued and unpaid interest to the Redemption Date (including any Additional Amounts) at the Company’s option at any time prior to their maturity if, due to a Change in Tax Law: (i) the Company or any Guarantor, in accordance with the Supplemental Indenture No. 27, has, or would, become obligated to pay any Additional Amounts to the Holders of the 2036 Notes; (ii) in the case of any Guarantor, (A) the Parent would be unable, for reasons outside its control, to procure payment by the Company or any other Guarantor or (B) the procuring of such payment by the Company and each such other Guarantor would be subject to withholding taxes imposed by a Relevant Taxing Jurisdiction; and (iii) such obligation cannot otherwise be avoided by such Guarantor, the Parent or the Company, taking reasonable measures available to it.
(6)    Redemption Procedures. If the Company elects to redeem less than all of the 2036 Notes at any time, in the case of 2036 Notes issued in definitive form, the 2036 Notes to be redeemed shall be selected in accordance with applicable procedures of the Depositary.
(7)    Notice of Redemption. Notices of redemption shall be transmitted at least 10 but not more than 60 days before the Redemption Date to each Holder of 2036 Notes to be redeemed in accordance with Section 10.01 of the Indenture. If the 2036 Notes are to be redeemed in part only, the notice of redemption that relates to such 2036 Notes will state the portion of the principal amount thereof that is to be redeemed. Any redemption may, at the Company’s sole discretion, be subject to the satisfaction of one or more conditions precedent. In the event of a conditional redemption, the notice of conditional redemption shall reflect and specify the conditions to the redemption. Once the notice of redemption is delivered, 2036 Notes called for redemption shall, subject to the satisfaction of any applicable conditions, become irrevocably due and payable on the Redemption Date.
(8)    Denominations, Transfer, Exchange. The 2036 Notes shall be issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange 2036 Notes in accordance with the Indenture.

(9)    Persons Deemed Owners. The Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the 2036 Global Notes for all purposes whatsoever.
(10)    Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request or, if such money is then held by the Company in trust, such money shall be released from such trust. After that, Holders of the 2036 Notes entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.
(11)    Amendment, Supplement, Waiver, Etc. The Company, the Guarantors and the Trustee may modify or amend the Indenture, the 2036 Notes or the Guarantees without the consent of any Holder to, among other things, cure any ambiguity, or to correct or supplement any provision contained in the Indenture, the 2036 Notes or the Guarantees and add to the covenants, or the restrictions, conditions or provisions applicable to, the Company and Guarantors, as the case may be, such further covenants, restrictions, conditions or provisions as the Company and any Guarantor, as the case may be, shall consider to be for the protection of the Holders of the applicable 2036 Notes issued pursuant to the Indenture. Other amendments and modifications of the Indenture or the 2036 Notes may be made by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of all series of Notes affected by such amendments or modifications (voting as one class), subject to certain exceptions requiring the consent of each of the Holders of the 2036 Notes to be affected.
(12)    Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to the 2036 Notes (other than an Event of Default specified in Section 5.01 (g), (h) or (i) of the Indenture with respect to the Company or any Guarantor) shall have occurred and be continuing, unless the principal of all the 2036 Notes shall have already become due and payable, the Holders of not less than 25% in aggregate principal amount of the 2036 Notes then outstanding, by notice in writing to the Company, each Guarantor and the Trustee, may declare the entire principal amount of all 2036 Notes and interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, without any further declaration or other act on the part of any Holder of the 2036 Notes. If certain Events of Default specified in Section 5.01 (g), (h) or (i) of the Indenture occur with respect to the Company and are continuing, the principal amount of and accrued and unpaid interest on all the 2036 Notes issued pursuant to the Indenture shall become immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder of the 2036 Notes. The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the 2036 Notes, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any 2036 Note (including payments pursuant to a redemption or repurchase of the 2036 Notes pursuant to the provisions of the Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of the 2036 Notes.
(13)    Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of 2036 Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof with the same rights it would have if it were not Trustee.
(14)    No Recourse Against Others. No director, officer, employee or stockholder of the Company or any of the Guarantors, past, present or future, will have any liability for any of the Company’s or such Guarantor’s obligations under the 2036 Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2036 Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2036 Notes.
(15)    Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment or cancellation of all the 2036 Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the 2036 Notes at maturity or redemption, as the case may be.
(16)    Guarantees. The Company’s obligations under the 2036 Notes are jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture, by each of the Guarantors.
(17)    Authentication. This 2036 Note shall not be valid until the Authentication Agent manually signs the certificate of authentication on this 2036 Note.
(18)    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE) WILL GOVERN AND BE USED TO CONSTRUE THIS 2036 NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
(19)    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder of the 2036 Notes upon written request and without charge a copy of the Indenture. Requests may be made to:
B.A.T Capital Corporation
c/o British American Tobacco p.l.c.
Globe House
4 Temple Place
London WC2R 2PG
United Kingdom
Facsimile: +44 (0)20 7845 0555
Attention: Company Secretary
With a copy (which shall not constitute notice) to:
Cravath, Swaine & Moore LLP
100 Cheapside
London EC2V 6DT
United Kingdom
Facsimile: +44 20 7860 1150
Attention: Alyssa K. Caples

ASSIGNMENT
I or we assign and transfer this 2036 Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint:
as Transfer Agent to transfer this 2036 Note on the books of the Company. The Transfer Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

			Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian
Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note

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